EXHIBIT 99.1

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                                                                    NEWS RELEASE
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                                                           FOR IMMEDIATE RELEASE
ENGlobal Corporation

                                                   CONTACT:  Natalie S. Hairston
                                                                  (281) 878-1000
                                                                 ir@ENGlobal.com


             ENGLOBAL CORPORATION ANNOUNCES RECORD QUARTERLY RESULTS

HOUSTON, TX, AUGUST 3, 2005 - ENGlobal Corporation (AMEX: ENG), a leading provider of engineering services, today reported net income of $0.06 per share for the three months ended June 30, 2005, compared to $0.02 for the same period in 2004. Revenue for the quarter totaled $59.4 million, an increase of approximately $25.1 million, or 73%, compared to the second quarter of 2004. The results for both revenue and net income represent new quarterly records for the Company. For the six months ended June 30, 2005, ENGlobal reported its cumulative net income at $0.10 per share, compared to $0.04 per share for the same period in 2004.

Financial highlights for the second quarter of 2005 include the following:

-- Net income increased 261% from the second quarter of 2004 to $1.5 million and increased 174% to $2.4 million for the six months ended June 30, 2005.
-- Revenue increased 73% from the second quarter of 2004 to $59.4 million and increased 59% to $104 million for the six months ended June 30, 2005.

The Company believes the following factors contributed to its results:

1. The Company has realized significant revenue growth from the comparable 2004 periods. This growth has primarily been generated internally, as many of the Company's operations have experienced increased activity in their respective markets and geographical locations.

2. ENGlobal's operating income doubled for the current quarter compared to the same period in 2004 - from 2.2% to 4.4% of revenue - due in part to a decrease in selling, general and administrative expenses as a percentage of revenue from 9.8% to 8.1%. The Company also reported fractional improvement in its consolidated gross profit margin for the current quarter when compared to the second quarter of 2004. However, due to frequent changes in the margin that the Company receives on its lower margin procurement work, the Company's consolidated gross profit margin varies from quarter to quarter.

3. The Company's engineering segment continued to benefit from increasing revenues generated primarily by its downstream clients and, to a lesser extent, by its upstream and midstream clients. This segment accounted for over 90% of ENGlobal's total revenue reported in the second quarter of 2005.


                                    ~ more ~
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        654 N. Sam Houston Parkway E. o Suite 400 o Houston, Texas 77060
                                www.ENGlobal.com

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ENGlobal Corporation Press Release
August 3, 2005
Page 2



4. ENGlobal Systems, Inc. continued its return to profitability, resulting from the combination of increased revenues and improved profit margins. This segment has reported improving profits in each of the first two quarters of 2005, as compared to losses for the same periods of 2004.

The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 will be filed with the Securities and Exchange Commission on or about August 10, 2005 reflecting these results.



About ENGlobal Corporation
--------------------------
ENGlobal Corporation provides engineering services and systems principally to the petroleum refining, petrochemical, pipeline, production, and process industries throughout the United States and internationally. ENGlobal's multi-disciplinary engineering services group develops projects from the initial planning stage through detailed design, procurement, and construction management. The systems group develops, manufactures, installs, and services control and instrumentation systems utilized in various energy and process-related industries, and provides services and products that support the advanced automation and environmental technology fields. The Company, with its subsidiaries, now employs over 1,500 employees in 13 offices and occupies over 300,000 square feet of office and manufacturing space. In 2005 and 2004, the Company was named the #1 fastest growing engineering firm in the United States by ZweigWhite and was ranked #2 in 2003. Further information about the Company and its subsidiaries is available at www.ENGlobal.com.

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Safe Harbor for Forward-Looking Statements
------------------------------------------
Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to, the Company's ability to achieve its business strategy while effectively managing costs and expenses. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. Among other matters, the Company may not be able to sustain the growth or the profitability that it has experienced in 2005. Reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings. In addition, the information contained in this press release is subject to the risk factors identified in the Company's most recent Form 10-K.



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ENGlobal Corporation Press Release
August 3, 2005
Page 3


                                       FINANCIAL HIGHLIGHTS
                                       --------------------
                               (in thousands, except per share data)


                                                       Quarter Ended              Six Months Ended
                                                          June 30,                    June 30,
                                                 -------------------------   -------------------------
                                                     2005          2004          2005          2004
                                                 -----------   -----------   -----------   -----------
Income Statement Data:
----------------------
   Revenue                                       $    59,419   $    34,283   $   104,049   $    65,275
                                                 -----------   -----------   -----------   -----------

   Gross profit                                        7,450         4,139        13,297         8,300
   Selling, general and administrative expense         4,835         3,371         9,052         6,680
                                                 -----------   -----------   -----------   -----------
   Operating income                              $     2,615   $       768   $     4,245   $     1,620
                                                 ===========   ===========   ===========   ===========

   Net income                                    $     1,520   $       421   $     2,441   $       892
                                                 ===========   ===========   ===========   ===========

   Net income per share (basic and diluted)      $      0.06   $      0.02   $      0.10   $      0.04
                                                 -----------   -----------   -----------   -----------
   Weighted average number of shares
     outstanding (basic)                          23,492,842    24,035,936    23,508,496    24,035,117
                                                 ===========   ===========   ===========   ===========
   Weighted average number of shares
     outstanding (diluted)                        24,156,525    24,347,589    24,155,176    24,346,990
                                                 ===========   ===========   ===========   ===========


                                                      At June 30, 2005   At Dec. 31, 2004
                                                      ----------------   ----------------
Balance Sheet Data:
-------------------
   Working capital                                         $13,539           $14,503
   Property and equipment, net                               5,662             5,262
   Total assets                                             59,693            57,261
   Long-term debt, net of current portion                   12,855            15,585
   Stockholders' equity                                    $22,603           $20,051
                                                           =======           =======



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